Exhibit 32.1

ION Networks, Inc.

CERTIFICATION

In connection with the periodic report of ION Networks, Inc. (the “Company”) on Form 10-QSB for the period ended September 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Norman E. Corn, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date:          November 19, 2007

By:         /s/ Norman E. Corn

Norman E. Corn

Chief Executive Officer

A signed original of this written statement required by section 906 has been provided to ION Networks, Inc. and will be retained by ION Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.